UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2013

DEEP WELL OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	0-24012	13-3087510
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Suite 700, 10150 – 100 Street, Edmonton, Alberta, Canada	T5J 0P6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (780) 409-8144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01           Entry into a Material Definitive Agreement.

Pursuant to a subscription agreement dated July 31, 2013, Deep Well Oil & Gas, Inc. (the “Company”) closed a private placement (“Offering”) to one investor, MP West Canada SAS (the “Subscriber”), of an aggregate of 45,111,778 common shares (“Common Shares”) for total gross proceeds of US$22,000,000 (Twenty Two Million US Dollars). As per the Offering the Common Shares will be issued to the Subscriber on or before November 30, 2013. The Company plans to issue the Common Shares to the Subscriber on or after August 19, 2013. The Common Shares were issued pursuant to Regulation S under the Securities Act of 1933, as amended.

The foregoing summary is qualified in its entirety by the terms of the Offering in the form of a Subscription Agreement which is filed herewith as Exhibits 4.1.

Item 3.02             Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” of this report is incorporated by reference into this Item 3.02.

Item 8.01             Other Events.

On July 31, 2013, the Company through its 100% owned subsidiaries, Northern Alberta Oil Ltd. and Deep Well Oil & Gas (Alberta) Ltd. (collectively “Deep Well”), entered into farmout agreement (the “Farmout Agreement”) with MP West Canada SAS, a wholly owned subsidiary of Maurel et Prom, to fund Deep Well’s share of a recently approved Alberta Energy Resources (“AER”) Steam Assisted Gravity Drainage demonstration project (“SAGD Demonstration Project”) at our Sawn Lake heavy oil reservoir in the Peace River oil sands region of Northern Alberta. In accordance with this Farmout Agreement MP West Canada SAS has agreed to provide up to US$40,000,000 in funding for Deep Well’s portion of the costs for the demonstration project, in return for a net 25 per cent working interest in 12 of the 68 sections where Deep Well has a working interest of 50 per cent. MP West Canada SAS will also provide funding to cover operating expenses of Deep Well. In addition, MP West Canada SAS has the option to elect to obtain a working interest of 40 per cent to 45 per cent working interest in the remaining 56 sections of land where Deep Well has working interests ranging from 80 per cent to 90 per cent, by committing US$110,000,000 of financing to Deep Well’s Sawn Lake project.

Item 9.01             Financial Statements and Exhibits.

The Company issued a press release on August 2, 2013 announcing this private placement and farmout agreement, which is filed herewith as Exhibit 99.1.

(a)  Financial Statements

Not Applicable.

(d)  Exhibits to subject matter reported on this Form 8-K

Exhibit No.	Description
4.1	Form of Subscription Agreement for private placement dated November 23, 2012, filed herewith.
99.1	Press Release dated August 2, 2013, filed herewith.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEEP WELL OIL & GAS, INC.

Date: August 5, 2013	By:	/s/ Horst A. Schmid
Dr. Horst A. Schmid
President and CEO